UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 26, 2011 (October 20, 2011)

Avis Budget Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-10308	06-0918165
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6 Sylvan Way Parsippany, NJ	07054
(Address of Principal Executive Offices)	(Zip Code)

(973) 496-4700
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On October 20, 2011, our Avis Budget Car Rental, LLC subsidiary (“ABCR”) entered into an Interim Fleet Financing Facility Agreement with our subsidiaries Avis Budget EMEA Limited (“Avis Europe”) and Avis Finance Company plc ("Avis Finance"), Credit Agricole Corporate and Investment Bank, as mandated lead arranger, facility agent and security agent, and the other lenders and parties thereto (the “Fleet Financing Agreement”).  Pursuant to the Fleet Financing Agreement, a revolving credit facility will be provided to our subsidiaries Avis Finance and Avis Autonoleggio SpA (“Avis Italy”) as borrowers. The obligations of these borrowers under the Fleet Financing Agreement will be guaranteed by ABCR and our subsidiaries Avis Europe, Avis Alquile un Coche S.A. (“Avis Spain”) and Avis Autovermietung GmbH & Co KG (“Avis Germany”). Each of these parties and the borrowers have also agreed to cross-guarantee the obligations of each other.

The Fleet Financing Agreement provides a revolving facility which allows the borrowers to draw a maximum aggregate amount of €350 million, comprised of a tranche made available to Avis Finance and a tranche made available to Avis Italy. The Fleet Financing Agreement also provides for special-purpose entities (“Borrower SPEs”) to become borrowers under the Fleet Financing Agreement in the place of Avis Finance and Avis Italy.

The facility under the Fleet Financing Agreement will be made available until October 20, 2013. Interest is calculated on advances on an annualized basis of 3.0% in addition to a mandatory costs formula set out in the Fleet Financing Agreement.  Advances made after December 17, 2012 shall be subject to an annualized increase of 0.25% per year.  If a take-out financing of the amounts advanced to the Borrower SPEs takes place then all amounts drawn under the facility shall become repayable in full and the monies received in any such take-out financing shall be used to repay all advances made to Borrower SPEs.

ABCR has agreed to guarantee the obligations of its subsidiaries party to the Fleet Financing Agreement.  Certain security interests are also being granted by Avis Italy, Avis Spain and Avis Germany over certain of their assets and receivables.  The Fleet Financing Agreement imposes certain financial and other covenants on Avis Europe and its subsidiaries party to the agreement, and contains typical events of default.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the complete terms of the Fleet Financing Agreement, a copy of which is filed as Exhibit 10.1 hereto, and which is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information described above under “Item 1.01 Entry into a Material Definitive Agreement” is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

A copy of the press release announcing the Fleet Financing Agreement is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)           Exhibits.

The following exhibits are filed as part of this report:

Exhibit No.	Description
10.1
Avis Europe Interim Fleet Financing Facility Agreement dated as of October 20, 2011 among Avis Budget Car Rental, LLC, Avis Budget EMEA Limited, Avis Finance Company plc, certain borrowers and guarantors party thereto, Credit Agricole Corporate and Investment Bank as mandated lead arranger, facility agent and security agent, and the other lenders party thereto.

99.1	Press release dated October 21, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

AVIS BUDGET GROUP, INC.

By:	/s/ Michael K. Tucker
Name:	Michael K. Tucker
Title:	Executive Vice President and General Counsel

Date: October 26, 2011

AVIS BUDGET GROUP, INC.
CURRENT REPORT ON FORM 8-K
Report Dated October 26, 2011 (October 20, 2011)

EXHIBIT INDEX

Exhibit No.	Description
10.1
Avis Europe Interim Fleet Financing Facility Agreement dated as of October 20, 2011 among Avis Budget Car Rental, LLC, Avis Budget EMEA Limited, Avis Finance Company plc, certain borrowers and guarantors party thereto, Credit Agricole Corporate and Investment Bank as mandated lead arranger, facility agent and security agent, and the other lenders party thereto.

99.1	Press release dated October 21, 2011.